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                                                                    Exhibit 4(a)


                               FIRST AMENDMENT TO

              AMENDED AND RESTATED LOAN AGREEMENT AND CONSENT UNDER
                      AMENDED AND RESTATED PARENT GUARANTY

         This First Amendment to Amended and Restated Loan Agreement and Consent Under Amended and Restated Parent Guaranty (the "First Amendment and Consent") is made as of the 5th day of August, 2005 by and among

         REX RADIO AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), as lead borrower (in such capacity, "Lead Borrower"), for itself and the other Borrowers being

               KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"),

               REX ALABAMA, INC., an Ohio corporation ("Rex Alabama"),

               REX KANSAS, INC., a Kansas corporation ("Rex Kansas"),

               REXSTORES.COM, INC., an Ohio corporation ("Rex Internet"), and

               STEREO TOWN, INC., a Georgia corporation ("Stereo Town"); and

         REX STORES CORPORATION, a Delaware corporation (the "Parent"); and

         the LENDERS party hereto; and

         FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.), as agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

         KEYBANK NATIONAL ASSOCIATION, as Syndication Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH

         WHEREAS, the Lead Borrower, the other Borrowers, the Agent, the Lenders, and the Syndication Agent have entered into an Amended and Restated Loan Agreement dated as of September 14, 2004 (as amended and in effect, the "Loan Agreement"); and

         WHEREAS, the Parent has executed and delivered to the Agent and the Lenders an Amended and Restated Parent Guaranty dated as of September 14, 2004 (the "Parent Guaranty"),


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pursuant to which the Parent guaranteed the payment and performance of all
Obligations (as therein defined); and

         WHEREAS, the Borrowers, the Agent, the Parent, the Lenders, and the Syndication Agent have agreed to amend certain provisions of the Loan Agreement and to consent to certain transactions which are otherwise prohibited under the Parent Guaranty, all as set forth herein.

         NOW THEREFORE, it is hereby agreed as follows:

1.       Amendments to Loan Agreement.

         a. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

         b. Amendments to Article 9. The provisions of Article 9 of the Loan Agreement are hereby amended as follows:


               (A) The provisions of Section 9.05 of the Loan Agreement are hereby amended by deleting the word "and" at the end of
                    Section 9.05(d), by deleting the period at the end of
                    Section 9.05(e) and substituting "; and" in its stead, and adding the following new clause (f) to Section 9.05:

                    (f) Loans or dividends to the Parent for the purpose of the
                        Parent's purchasing investments in readily marketable, direct obligations of the Government of the United States of America or direct obligations of any federal agency which obligations represent the full faith and credit of the United States of America or senior debt obligations of the Federal Home Loan Bank System, for a purchase price (excluding accrued interest on such obligations not then due and payable by the obligor) not to exceed $100,000,000, which are callable at par on or before May 31, 2007; provided that the aggregate principal amount of all such investments held by the Parent at any one time shall not exceed $100,000,000, and further provided that such loans and dividends shall not exceed 10% of the aggregate purchase price of each such investment.

               (B) The provisions of Section 9.06 of the Loan Agreement are hereby amended by deleting the word "and" at the end of
                    Section 9.06(h), by deleting the period at the end of
                    Section 9.06(i) and substituting "; and" in its stead, and adding the following new clause (j) to Section 9.06:


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                    (j) loans by the Borrowers to the Parent permitted by
                        Section 9.05(f).

2. Consent Under Parent Guaranty. Notwithstanding limitations contained in Paragraph 14(g) of the Parent Guaranty, the Agent and the Required Lenders hereby consent to the following transactions:

         a. The incurrence by the Parent of purchase money Indebtedness in connection with the acquisition of investments pursuant to clause
               (d) hereof in an amount not to exceed 100% of the purchase price of such investment, and any extensions, renewals or refinancings thereof.

         b. The granting of Liens by the Parent to secure Indebtedness permitted pursuant to clause (a) hereof, so long as (i) any such Lien does not extend to or cover any asset of any Loan Party other than the investment made with the proceeds of such Indebtedness, and (ii) such Lien secures the obligation to pay the purchase price of such investment only.

         c. The sale or other disposition of investments permitted under clause (d) hereof for cash and for fair market value and the repayment of Indebtedness described in clause (a) hereof with the net proceeds of any such sale or disposition.

         d. The making of investments by the Parent in readily marketable, direct obligations of the Government of the United States of America or direct obligations of any federal agency which obligations represent the full faith and credit of the United States of America or senior debt obligations of the Federal Home Loan Bank System, for a purchase price not to exceed $100,000,000 (excluding accrued interest on such obligations not then due and payable by the obligor), which are callable at par on or before May 31, 2007; provided that the aggregate principal amount of all investments permitted pursuant to this clause (d) held by the Parent at any one time shall not exceed $100,000,000.

3. Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

         a. This First Amendment shall have been duly executed and delivered by the Borrowers, the Parent, the Agent and the Required Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.


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         b.    All action on the part of the Borrowers and the Parent necessary for the valid execution, delivery and performance by the Borrowers and the Parent of this First Amendment shall have been duly and effectively taken.

         c. The Borrowers shall have reimbursed the Agent for all fees and expenses due and payable in connection herewith, including, without limitation, its reasonable attorneys' fees.

         d. No Default or Event of Default shall have occurred and be continuing.

         e. The Borrowers and the Parent shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and its counsel may have reasonably requested.

4.       Miscellaneous.

         a. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrowers and the Parent each hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrowers and the Parent each hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this First Amendment, and any future modifications, amendments, substitutions or renewals thereof.

         b. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

         c. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

                           [SIGNATURE PAGES TO FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

                               REX RADIO AND TELEVISION, INC., as Lead Borrower


                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance


                               KELLY & COHEN APPLIANCES, INC., as a Borrower


                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance


                               REX ALABAMA, INC., as a Borrower


                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance


                               REX KANSAS, INC., as a Borrower


                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance


                               REXSTORES.COM, INC., as a Borrower


                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance


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                               STEREO TOWN, INC., as a Borrower

                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance

                               REX STORES CORPORATION., as Parent


                               By:    /S/ Douglas Bruggeman
                                  -------------------------
                               Name:  Douglas Bruggeman
                               Title: Vice President - Finance


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                               FLEET RETAIL GROUP, LLC, as Agent


                               By:    /S/ Peter Foley
                                  -------------------------
                               Name:  Peter Foley
                               Title: Vice President

                               FLEET RETAIL GROUP, LLC, as a Lender


                               By:    /S/ Peter Foley
                                  -------------------------
                               Name:  Peter Foley
                               Title: Vice President


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                               JPMORGAN CHASE BANK, N.A. (as successor in
                               interest to BANK ONE, DAYTON, N.A.), as a Lender


                               By:    /S/ Stephen Christ
                                  -------------------------
                               Name:  Stephen Christ
                                    -----------------------
                               Title: Account Executive
                                      ---------------------



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                              KEYBANK NATIONAL ASSOCIATION, as a Lender


                              By:    /S/ John P. Dunn
                                 -------------------------
                              Name:  John P. Dunn
                                    ----------------------
                              Title: Vice President
                                    ----------------------


                              KEYBANK NATIONAL ASSOCIATION, as Syndication Agent



                              By:    /S/ John P. Dunn
                                 -------------------------
                              Name:  John P. Dunn
                                    ----------------------
                              Title: Vice President
                                    ----------------------


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                              NATIONAL CITY BANK, DAYTON, as a Lender

                              By:
                                 --------------------------------
                              Name:
                                    -----------------------------
                              Title:
                                     ----------------------------



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